SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Blue Foundry Bancorp

(Name of Registrant as Specified In Its Charter)

N/A

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August 9, 2022

Dear Stockholders:

On behalf of the Board of Directors (the “Board”) of Blue Foundry Bancorp (the “Company”), we are writing to ask your support for the approval of the proposed 2022 Equity Incentive Plan.

It is important to reiterate the reasons stockholder approval (a vote “FOR” the 2022 Equity Incentive Plan) is warranted, and in the best interests of the Company and its stockholders, and to clarify the record in response to certain statements made by one of our shareholders, Larry Seidman.

Stockholder Support for the 2022 Equity Incentive Plan is Warranted

•	The 2022 Equity Incentive Plan is intended to further align Directors’ and Management’s Interests with Long Term Value Creation for Stockholders
❖	Blue Foundry currently has no outstanding issued, authorized or approved equity-based awards and has never issued equity compensation to its officers, employees or Directors

•	The 2022 Equity Incentive Plan is a “best practices” designed plan that is consistent with banking regulations, industry standards and the disclosure we provided in our IPO prospectus
❖	The 2022 Equity Incentive Plan reflects numerous best practice design features that are intended to enhance long-term value and the interests of all stockholders
❖

The proposed share reserve, the limits on awards to officers and Directors, and the types of awards that can be granted are consistent with the amounts permitted under federal banking regulations for equity plans adopted within the first year following a mutual to stock conversion, even though we were not bound by these requirements

❖	The 2022 Equity Incentive Plan is completely consistent with the disclosures provided to our investors in the IPO prospectus

•	The equity awards authorized under the Plan will enable us to better compete for talent in our marketplace
❖

If the equity plan is not approved, we will be at a significant disadvantage as compared to our competitors in terms of attracting and retaining executives and Directors, which could impede our ability to achieve our plans for increasing profitability and growth

•	Equity based plans of the type we are proposing are routinely adopted by financial institutions following a conversion from mutual to stock form
•

The self-executing awards to Directors are one-time awards that will vest over a five-year period. The amount and terms of awards to executive officers and other employees, including any vesting periods, have not been decided at this time

Statements by Larry Seidman Obscure the True Facts

•

The independent, experienced and engaged Board of Directors that Larry Seidman attacks took the initiative in 2018 to embark on a new course for Blue Foundry Bank in an effort to assure its future relevancy and success

•	Blue Foundry Bancorp and Blue Foundry Bank are in a planned and well disclosed “turn-around” mode, as was reflected in our IPO prospectus
•

The conversion of Blue Foundry Bank to stock form and Blue Foundry Bancorp’s IPO – that Larry Seidman opted to buy into even with the disclosure of the intended equity incentive plan – was an integral part of our turn-around strategy

•	Beginning in 2018, the Board has brought in new management and has taken various actions that are intended to set the stage for long-term profitability and success:
❖	Refocused the business mix from residential to commercial and small business
❖	Increased core deposits and dramatically reduced funding costs

❖	Optimized the Bank’s real estate footprint, sold a costly and outdated headquarters office and extinguished a pension liability
❖	Invested in key areas for future profitability, including technology and people

•

The losses for the years ended 2021 and 2020 were primarily the result of identifiable actions (e.g., establishment of a charitable foundation in the conversion; sale of old HQ building; termination of pension plan) that were disclosed and that were designed to build a foundation for future profitability

•

We achieved profitability in 2022, which we believe will continue with the approval of the 2022 Equity Incentive Plan – in fact, we believe that this plan will incentivize further profitability by closely aligning Directors’ and officers’ interests with long-term value creation for all stockholders

•

We further believe that the post-conversion decline in book value cited by Mr. Seidman is primarily temporary (the valuation allowance on DTAs for prior net operating losses arising from the one-time items referenced above; the other comprehensive loss resulting from interest rate movements) and should return to the Company over time

Your Board and management are committed to building long-term value for stockholders and the prudent actions we have taken since 2018 and since our conversion to stock form in 2021 are intended to further this purpose. We believe that the 2022 Equity Incentive Plan is an important component of our plan to build stockholder value, and we ask your support and urge you to vote “FOR” the 2022 Equity Incentive Plan.

Before closing, we would like to draw your attention to our recently announced stock repurchase program for up to 10% of the outstanding shares of the Company’s common stock. Moreover, we would point out that despite the severe stock market headwinds affecting financial institutions in 2022, our stock price trades significantly above our IPO price and has outperformed the Nasdaq Bank Index by 19.4% (as of 8/5/2022). Your Board and management are dedicated to value creation for all of our stockholders.

Sincerely,

James D. Nesci	Kenneth Grimbilas
President and Chief Executive Officer	Chairman of the Board

If you haven’t voted your shares yet or if you have voted against the 2022 Equity Incentive Plan and would like to change your vote, please take a moment to cast your vote “FOR” the 2022 Equity Incentive Plan.

The enclosed proxy card can be used for that purpose.

You may also use the internet voting option detailed in the enclosed proxy card, and you may call Alliance Advisors toll free at 888-596-1768. If you have previously voted “FOR” the 2022 Equity Incentive Plan, no additional action is needed.

Our proxy statement, detailing the 2022 Equity Incentive Plan and other matters for consideration at the annual meeting, and other related documents are available on the internet at www.proxydocs.com/BLFY.

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/BLFY
• Cast your vote online
• Have your Proxy Card ready
• Follow the simple instructions to record your vote
PHONE Call 1-866-451-4078
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions
MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/BLFY

Blue Foundry Bancorp

Annual Meeting of Stockholders

For Stockholders of record as of June 28, 2022

TIME:	Thursday, August 25, 2022 10:00 AM, Eastern Time
PLACE:	Annual Meeting to be held live via the Internet - please visit

www.proxydocs.com/BLFY for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints J. Christopher Ely, Robert T. Goldstein, Kenneth Grimbilas, Margaret Letsche and Jonathan M. Shaw (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Blue Foundry Bancorp which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in any ESOP or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by August 18, 2022 at 11:59 p.m. Eastern time, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Blue Foundry Bancorp

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	WITHHOLD

	1.01 James D. Nesci				FOR

	1.02 Patrick H. Kinzler				FOR

	1.03 Mirella Lang				FOR

		FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022				FOR

3.	To approved the Blue Foundry Bancorp 2022 Equity Incentive Plan.				FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/BLFY

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date